EXHIBIT 99.1

NEWS RELEASE – For Immediate Dissemination

Body and Mind Reports Q1 2021 Financial Results and Earnings Call

Achieves Record Revenues and Quarterly Growth

VANCOUVER, B.C., CANADA (February 2, 2021) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”), a multi-state operator, is pleased to report its financial results for the first fiscal quarter ended October 31, 2020.

Q1 FY2021 Financial Summary (results expressed in $USD unless otherwise indicated):

•	Reported Q1 FY2021 revenue of $5.29 million, a 144% increase over Q4 FY2020 ($2.17 million) and 267 % increase over Q1 FY2020 ($1.44 million);
•	Q1 FY2021 Gross profit of $1.8 million;
•	Q1 FY2021 Net Operating Loss of $0.70 million;
•	Q1 FY2021 Net Loss of $0.78 million;
•	Basic and Diluted loss per share of $0.01;
•	Positive Adjusted EBITDA of $57,135*;
•	Managed Q1 FY2021 revenue of $6.49 million**;
•	Inventory of $1.87 million as of October 31, 2020;
•	At October 31, 2020, BaM had $1.33 million in cash and a working capital surplus of $1.91 million;
•	Total Assets were $40.57 million, Total Current Liabilities were $4.61 million and Total Liabilities were $7.19 million at October 31, 2020;
•	108,307,278 common shares were issued and outstanding as of October 31, 2020 (108,377,778 as of January 25, 2021).

Operational Milestones for Q1 FY2021 and to Date:

California:

•	ShowGrow Long Beach dispensary ownership transferred to 100% owned Body and Mind subsidiary to allow consolidation of revenues effective August 28, 2020;
•	ShowGrow Long Beach dispensary commenced curbside pickup and online ordering purchase options;
•	ShowGrow San Diego dispensary has commenced delivery service in addition to curbside pickup and other on-line ordering purchase options.

Nevada:

•	Received cannabis distribution license from the state of Nevada;
•	Received approval to expand cultivation canopy. The Company continues to renovate past production areas into new cultivation space;
•	Worked with brand partner Her Highness to launch their female focused brand into the Las Vegas market.

Ohio:

•	Ownership of The Clubhouse dispensary outside Cleveland, Ohio transferred to a 100% owned Body and Mind subsidiary to allow consolidation of revenues effective September 4, 2020;
•	A definitive agreement is in place to acquire the remaining 70% ownership of NMG Ohio LLC subject to regulatory approval;
•	Development of the NMG Ohio production facility, which is currently 30% indirectly owned by BaM, has advanced with construction expected to be completed around March 2021.

Arkansas:

•	Body and Mind dispensary awarded “Best Dispensary in Arkansas” by Ark420.com;
•	Commenced delivery and online ordering options;
•	Preparation for cultivation ongoing with cultivation team engaged in the final stages of set up in advance of inspection and permitting by local and state authorities;
•	The facility construction Capex is complete with roughly 3,500 square feet of retail and approximately 6,500 square feet constructed for future cultivation and packaging operations.

“These strong quarterly results reflect our emphasis on lean operations and asset consolidation,” stated Michael Mills, CEO of BaM. “Our focus on limited license jurisdictions and efficient operations has resulted in strong financial results, a clean balance sheet and no long-term debt. As we fully consolidate our current assets and complete our current projects, we look forward to adding revenue within our current infrastructure. Our current production and cultivation developments are anticipated to expand the Body and Mind branded product portfolio into Ohio and Arkansas. Our dispensary and cultivation operations show steady growth as we continue to evaluate new expansion and acquisition opportunities for licenses and the Body and Mind brand.”

*Adjusted EBITDA is a Non-GAAP metric used by management that does not have any standardized meaning prescribed by U.S. GAAP and may not be comparable to similar measures presented by other companies. Management defines the Adjusted EBITDA as the Income (loss) from operations, as reported, before interest, taxes, and adjusted for removing other non-cash items, including the stock-based compensation expense, depreciation, and further adjustments to remove acquisition related costs or gains. Management believes Adjusted EBITDA is a useful financial metric to assess its operating performance on a cash adjusted basis before the impact of non-cash items and acquisition activities. The most comparable financial measure calculated and presented in accordance with U.S. GAAP is net income (loss) from operations, which was presented above prior to the Adjusted EBITDA figure.

**Managed revenue: refers to results for the full three months ended October 31, 2020, including managed revenues, which are sales of cannabis products from entities for which management arrangements or definitive agreements are in place but BaM cannot consolidate due to regulatory restrictions, or from equity investments, in which results cannot be consolidated. Managed entities include Body and Mind's involvement in certain California, Ohio, and Arkansas operations.

The unaudited consolidated interim financial statements for the quarter ended October 31, 2020 are available on SEDAR and EDGAR and should be read in connection with this news release.

The Company will be hosting earnings call on Wednesday, February 3rd, 2021 at 4:30 p.m. Eastern.

Participants can dial 1-888-664-6392 or 416-764-8659 and use confirmation number 57147511

A replay of the conference call will be available at 1-888-390-0541 until February 10, 2021. Please use replay number 147511 #

View the Body and Mind video at:

https://www.youtube.com/watch?v=x4Kv0IspqnY&list=PLpvtfnO6zJVIINtW_tLr3aeIuOpYqJmUR&index=3

About Body and Mind Inc.

BaM is an operations focused multi-state operator investing in high quality medical and recreational cannabis cultivation, production and retail. Our wholly owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licenses and holds cultivation and production licenses. BaM products include dried flower, edibles, oils and extracts as well as GPEN Gio cartridges. BaM cannabis strains have won numerous awards including the 2019 Las Vegas Weekly Bud Bracket, Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

BaM continues to expand operations in Nevada, California, Arkansas and Ohio and is dedicated to increasing shareholder value by focusing time and resources on improving operational efficiencies, facility expansions, state licensing opportunities as well as mergers and acquisitions.

Please visit www.bodyandmind.com for more information.

Instagram:@bodyandmindBaM
Twitter: @bodyandmindBaM

For further information, please contact:

Investor Relations

Jonathan Paterson

+1 203 862 0492

Jonathan.Paterson@HarborAccessLLC.com

Company Contact:

Michael Mills
CEO
Tel: 800-361-6312
ir@bodyandmind.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.